UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

LIFESCIENCES OPPORTUNITIES INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

LIFESCIENCES OPPORTUNITIES INCORPORATED
8500 Wilshire Blvd.
Beverly Hills, CA 90211

NOTICE OF ACTION BY WRITTEN CONSENT

Dear Shareholders:

NOTICE IS HEREBY GIVEN that on April 1, 2008, Lifesciences Opportunities Incorporated, a Florida corporation (the “Company”) received the written consent, in lieu of a meeting of shareholders, from the holder of approximately 64.1% of our outstanding common stock, par value $.0001 per share (the “Common Stock”), approving an amendment to our articles of incorporation to change our name from “Lifesciences Opportunities Incorporated” to “Dr. Tattoff, Inc.” (the “Amendment”).  The name change was approved by the Company’s majority shareholder in connection with an Agreement and Plan of Merger by and between DRTATTOFF, LLC, a California limited liability company (“Dr. TATTOFF”), and the Company, which merger was consummated on February 11, 2008.

The details of the foregoing action and other important information are set forth in the accompanying information statement. The board of directors of the Company (the “Board”) unanimously approved and recommended to the Company’s shareholders approval of the Amendment.

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), action by shareholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, a shareholder holding a majority of the outstanding shares of Common Stock approved the Amendment. No other vote or shareholder action is required. Under Florida law, no dissenters’ or appraisal rights are afforded to our shareholders as a result of the approval of the Amendment described herein.

Please read this information statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Amendment, this information statement contains important information about the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being mailed on or about April 28, 2008 to all shareholders of record as of April 1, 2008.

By Order of the Board of Directors

/s/ John J. Klobnak
John J. Klobnak, Chairman

Beverly Hills, California
April 28, 2008

LIFESCIENCES OPPORTUNITIES INCORPORATED
8500 Wilshire Boulevard
Beverly Hills, CA 90211

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This information statement is being furnished to our shareholders in connection with the action taken by our Board and the written consent of the holder of a majority of our outstanding Common Stock with respect to the Amendment. On April 1, 2008, pursuant to Section 607.0821 of the FBCA, our Board unanimously approved and recommended the Amendment for shareholder approval. In accordance with Section 607.0704 of the FBCA, on or about April 1, 2008, we received a written consent in lieu of a meeting from one shareholder, Pacific Holdings Syndicate, LLC, which beneficially owns 6,712,500 shares of Common Stock (“Majority Shareholder”), representing approximately 64.1% of the 10,469,761 shares of Common Stock issued and outstanding as of April 1, 2008 (“Record Date”). Our Majority Shareholder is controlled by members of our management. A copy of the written consent is attached hereto as Appendix A .

This information statement is first being mailed or furnished to our shareholders on or about April 28, 2008 in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 607.0704 of the FBCA. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Common Stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the directors and officers listed below is 8500 Wilshire Boulevard, Beverly Hills, California 90211.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Ark Venture Capital, Inc. (2)	823,488	7.9%
John J. Klobnak (3)	453,356	4.3%
Pacific Holdings Syndicate, LLC (4)	6,712,500	64.1%
James Morel (4)	0	0%
William Kirby (4) (5)	119,797	1.1%
John Keefe	0	0%
Ian Kirby (4)(6)	78,144	*
Christopher Knight (4) (7)	544,570	5.3%

Officer & Directors as a Group (5 persons)	651,297	6.2%

* Less than 1%

(1) Assuming 10,469,761 shares of Common Stock issued and outstanding as of April 1, 2008.

(2) Voting and dispositive control of the shares of Common Stock held by Ark Venture Capital, Inc. is shared by Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences. Ark Venture Capital, Inc.’s address is 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432.

(3) These shares are jointly owned by Mr. Klobnak and his wife, Valerie J.S. Klobnak.

(4) Mr. Morel, Dr. Kirby, Ian Kirby and Christopher Knight own approximately 38.19%, 11.82%, 4.25%, and 26.52% of Pacific Holdings Syndicate, LLC, respectively, and Mr. Morel, Dr, Kirby and Mr. Knight are managing members of Pacific Holdings Syndicate, LLC.

(5) Does not include warrants to purchase 27,536 shares of Common Stock at an exercise price of $1.00 per share.

(6) Does not include warrants to purchase 41,241 shares of Common Stock at an exercise price of $1.25 per share and 39,586 shares of Common Stock at an exercise price of $1.00 per share.

(7) Does not include warrants to purchase 123,786 shares of Common Stock at an exercise price of $1.00 per share. Mr. Knight’s mailing address is 1601 North Sepulveda Blvd., Manhattan Beach, CA 90266.
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AMENDMENT TO OUR ARTICLES OF INCORPORATION: NAME CHANGE

Reasons for Name Change

Our Board believes that the best interests of the Company and our shareholders will be served by effecting a change of the Company’s name to Dr. Tattoff, Inc. in order to promote a readily identifiable brand name for the Company’s products and services and to accurately reflect the Company’s new business following the Merger. Our Board unanimously approved the Amendment on April 1, 2008.

Vote Required

The affirmative vote of the holders of a majority of our outstanding Common Stock is required to change our name from “Lifesciences Opportunities Incorporated” to “Dr. TATTOFF, Inc.,” which vote was obtained by written consent dated April 1, 2008 from the Majority Shareholder who owns approximately 64.1% of our outstanding Common Stock as of that date.

The Amendment will become effective upon filing the Amendment with the Secretary of State of the State of Florida. A copy of the text of the Amendment is attached as Appendix B .

Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of our shareholders or the transferability of outstanding Common Stock. Outstanding stock certificates bearing the name “Lifesciences Opportunities Incorporated” will continue to be valid and represent shares of Dr. Tattoff, Inc.

Dissenters’ Rights of Appraisal

The FBCA does not provide for appraisal or dissenters’ rights in connection with our name change.

Additional Information

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F. Street, N.E., Washington, D.C., 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

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EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Written Consent of the Holder of a Majority of the Outstanding Shares of Common Stock Approving Name Change Amendment

B	Form of Amendment to Articles of Incorporation

EXHIBIT A

WRITTEN CONSENT
OF THE HOLDER OF A
MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK
OF
LIFESCIENCES OPPORTUNITIES INCORPORATED

——————————————

Pursuant to Section 607.0704 of the
Florida Business Corporation Act

——————————————
April 1, 2008

The undersigned, being the holder of greater than a majority of the outstanding voting capital stock of Lifesciences Opportunities Incorporated, a Florida corporation (the “ Company”), hereby consents to the adoption of the following resolutions:

WHEREAS, the board of directors of the Company (the “Board”) has approved amending the articles of incorporation of the Company (the “ Articles of Incorporation”) to change the name of the Company to “Dr. Tattoff, Inc.” (the “ Name Change”).

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that the Board’s proposal to amend the Articles of Incorporation in the form of attached hereto as Exhibit A to effect the Name Change, is hereby approved; and be it further

RESOLVED, that prompt notice of the action shall be given to those shareholders entitled to vote who have not signed this written consent, as provided in Section 607.0704, Florida Statutes; and be it further

RESOLVED, that this majority written consent may be executed by facsimile signature and that such facsimile signature shall have the same effect as original signatures; and be it further

RESOLVED, that any acts of the officers of the Company appointed herby and of any person designated and authorized by an officer of the Company in furtherance of the foregoing resolutions, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolution, are hereby severally authorized, ratified, confirmed, approved and adopted in all respects as acts in the name of the Company; and be it further

RESOLVED, that any officer or director of the Company is authorized to do all things, to take all actions, and to execute, deliver and filed all documents, instruments, certificates, and agreements in the name and on behalf of the Company, as such officer or director may determine necessary, desirable, advisable, or appropriate in effecting the foregoing resolutions including the transactions contemplated thereby, any such determination being conclusively, but not exclusively, evidenced by the taking of such action or the execution of any such document or instrument by any such officer; and be it further

RESOLVED, that this majority written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument; and be it further

RESOLVED, that this majority written consent shall be filed with the minute book of the Company.

IN WITNESS WHEREOF, the undersigned has executed this majority written consent as of the date first written above.

Pacific Holdings Syndicate, LLC

By:	/s/ James Morel
Name:	James Morel
Its:	Manager

EXHIBIT B

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
LIFESCIENCES OPPORTUNITIES INCORPORATED

The undersigned, being the Chief Executive Officer of LIFESCIENCES OPPORTUNITIES INCORPORATED, a Florida corporation (the “Corporation”), does hereby certify that the Amendment provided for herein to change the name of the Corporation was adopted unanimously by Written Consent of the Board of Directors of the Corporation on April 1, 2008, and written consent of shareholders owning a majority of the outstanding shares entitled to vote of the Corporation, in accordance with the provisions of Chapter 607 of the General Corporation Law of the State of Florida, and the number of votes cast in favor of the Amendments was sufficient to carry the motion.

1. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

“CORPORATE NAME

The name of this Corporation shall be: DR. TATTOFF, INC.”

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, has executed this Amendment to Articles of Incorporation of Lifesciences Opportunities Incorporated, a Florida corporation, the ____ day of __________, 2008, for the purpose of amending the Articles of Incorporation under Section 607.1006, Florida Statutes, and does hereby certify that the facts herein stated are true and correct, and were approved by the votes of Shareholders owning a majority of the shares entitled to vote and the vote was sufficient to carry the motion.

LIFESCIENCES OPPORTUNITIES INCORPORATED, a Florida corporation

By:
James Morel, Chief Executive Officer